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                                                                    EXHIBIT 10.1

                   MODIFICATION AND PARTIAL PAYMENT AGREEMENT

This Agreement is made this 13th day of April, 2000, by and between Titan Motorcycle Co. of America, a Nevada corporation ("Titan"), and Oxford International Management ("Oxford").

         1. WHEREAS, on or about December 9, 1996, Titan executed a promissory note (the "Note") payable to Oxford in the principal amount of $2,000,000 with interest accruing at the rate of Eight Percent (8%);

         2. WHEREAS, the parties to this Agreement are parties to a December 16, 1997 Modification of Promissory Note Agreement relating to the Note;

         3. WHEREAS, on the first day of January, 2000, the first of three annual principal payments under the Note fell due in the amount of $600,000 and an additional $449,591 dollars of accrued interest was also due on January 1, 2000; and

         4. WHEREAS, the parties hereto agree to satisfy the January 1, 2000 principal payment and all interest accrued to such date.

NOW, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         Titan shall satisfy the January 1, 2000 principal payment and all interest accrued to January 1, 2000 on the Note, as modified by the December 16, 1997 Modification Agreement, by issuing to Oxford, a total of 724,638 shares (the "Shares") of restricted common stock. The Shares shall be issued pursuant to Regulation S as promulgated by the United States Securities & Exchange Commission.

         Upon the issuance and delivery of the Shares to Oxford, the next payment due under the Note, as modified, is the January 1, 2001 installment, together with interest accruing thereon. The final installment is to be paid on January 1, 2002, together with interest accruing thereon.

         This Agreement is executed in reliance upon the transaction exemption afforded by Regulation S as promulgated by the United States Securities and Exchange Commission ("SEC"). Oxford warrants and represents as follows:
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         (a) Oxford is not a U.S. person as that term is defined under
         Regulation S.

         (b) At the time this partial payment agreement was first agreed to, the Oxford representative negotiating this transaction was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement.

         (c) Oxford is purchasing the Shares for its own account and not on behalf of any U.S. person; the sale has not been pre-arranged with a purchaser in the United States; and all offers and resales of the securities shall only be made in compliance with the provisions of Regulation S.

         (d) This transaction is made in compliance with all of the laws of the Country of the principal place of business of Oxford, and of any political subdivision thereof, and the customary practices and documentation of such jurisdictions.

         (e) Oxford is not an entity organized under foreign law by a U.S. person, as defined in Regulation S Rule 902(o), for the purpose of investing in unregistered securities, unless Oxford was organized and is owned by accredited investors, as defined in Regulation D, Rule 501(a), who are not natural persons, estates or trusts.

         (f) This transaction is not a purchase pursuant to a fiduciary account where a U.S. person, as defined in Regulation S Rule 902(o), has discretion to make investment decisions for the account.

         (g) All offers and sales of the Shares by Oxford prior to the expiration of a one year distribution compliance period shall only be made pursuant to registration of securities under the Securities Act of 1933 (the "1933 Act"), or pursuant to an exemption from registration. All offers and sales after the expiration of the distribution compliance period shall be made only pursuant to such a registration or to an exemption from registration. The distribution compliance period referred to herein shall begin on the date of this Agreement.

         (h) All offering documents received by Oxford include statements to the effect that (a) the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the Shares are registered under the Securities Act of 1933 or an exemption from the registration requirements is available; and (b) hedging transactions involving the shares may not be conducted unless in compliance with the 1933 Act, and Rule 144 promulgated thereunder.
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         (i) Oxford acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the shares, including the total loss of its investment.

         (j) Oxford understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and State securities laws and that Titan is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Oxford set forth herein in order to determine the applicability of such exemptions and the suitability of Oxford to acquire the shares.

         The Shares, when issued, will bear a restrictive legend and the Company's transfer agent will be instructed that resales of the Shares into the United States may only be made by registration or appropriate exemption from registration after a one year distribution compliance period beginning on the date of this Agreement.

         (a) The principal exemption from registration that may be available for the resale of the Shares into the markets of the United States is Rule 144, promulgated by the SEC under the Securities Act of 1933. Rule 144 provides, among other things, that a person holding restricted securities for a period of one year may sell every three months, in brokers' transactions, an amount equal to one percent of the Company's outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the Company may resell shares of stock freely, subject to no limitations or conditions.

         b) Any resales of the Shares are to be made in compliance with Rule 905 of Regulation S. Rule 905 provides that, unless the Shares are sold pursuant to paragraph 4(a) above or other applicable exemption, Shares acquired from the issuer, a distributor, or any of their respective affiliates in a transaction subject to the conditions of Rule 901 or Rule 903 are deemed to be "restricted securities" as defined in Rule
         144. Resales of any such restricted securities by the offshore purchaser must be made in accordance with Rule 144, the registration requirements of the 1933 Act or an exemption therefrom. Any "restricted securities," as defined in Rule 144 will continue to be deemed to be restricted securities, notwithstanding that they were acquired in a resale transaction made pursuant to Rule 901 or Rule 904 of Regulation S.
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         (c)      Oxford agrees that the Shares will only be sold in accordance with the 1933 Act or Regulation S, and will require any purchaser of the Shares from Oxford to enter into a similar agreement. Oxford acknowledges that Titan and its transfer agent will refuse to register any transfer of the Shares unless made in accordance with the registration or exemptive provisions of the 1933 Act, or in accordance with Regulation
                  S. Each distributor selling securities to a distributor, a dealer (as defined in section 2(a)(12) of the 1933 Act), or a person receiving a selling concession, fee or other remuneration, prior to a one-year distribution compliance period, shall send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

TITAN MOTORCYCLE CO. OF AMERICA



By: /s/
   ------------------------------------
     Its:  CEO

OXFORD INTERNATIONAL MANAGEMENT



By: /s/ Felisa Bajuilat
    ------------------------------------
     Its: Secretary, Director